Exhibit 99.4
FORM OF LETTER TO HOLDERS
Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480
                    , 2007
To the Holders of Alion Science and Technology Corporation
      10 1/4%Senior Notes due 2015:
     Alion Science and Technology Corporation, a Delaware corporation, is offering to exchange its 10 1/4% Outstanding Senior Notes due 2015 (CUSIP Numbers 016275AE9/U01426AA0 and U01426AA0/ USU01426AA05) (the “Outstanding Notes”) for 10 1/4% Senior Notes due 2015 that have been registered under the Securities Act of 1933 (CUSIP Number 016275AF6/ US016275AF64) (the “Exchange Notes”) upon the terms and subject to the conditions set forth in the enclosed prospectus dated                     , 2007 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer”). The Exchange Offer is conditioned upon a number of factors set out in the Prospectus under “The Exchange Offer—Conditions of the Exchange Offer” beginning on page               .
     The Outstanding Notes were issued on February 8, 2007, in an original aggregate principal amount of $250,000,000, the full principal amount of which remains outstanding. The maximum amount of Exchange Notes that will be issued in exchange for Outstanding Notes is $250,000,000.
     Please read carefully the Prospectus and the other enclosed materials relating to the Exchange Offer. If you require assistance, you should consult your financial, tax or other professional advisors. Holders who wish to participate in the Exchange Offer are asked to respond promptly by completing and returning the enclosed Letter of Transmittal, and all other required documentation, to Wilmington Trust Company, the exchange agent (the “Exchange Agent”), for the Exchange Offer.
     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON               , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”).
     If you have questions regarding the terms of the Exchange Offer, please direct your questions to the Exchange Agent, Wilmington Trust Company, Attention: Alisha Clendaniel.
     Thank you for your time and effort in reviewing this request.
Very truly yours,
ALION SCIENCE AND TECHNOLOGY CORPORATION
PLEASE RETURN YOUR INSTRUCTIONS TO YOUR NOMINEE IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT YOUR NOMINEE TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK
ENTRY TRANSFER PARTICIPANT
To Registered Holder and/or Participant of the Book-Entry Transfer Facility:
     The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2007, of Alion Science and Technology Corporation, a Delaware corporation, and the accompanying Letter of Transmittal, that together constitute the offer of Alion Science and Technology Corporation (the “Exchange Offer”) to exchange Alion Science and Technology Corporation’s 10 1/4% Senior Notes due 2015 (the “Outstanding Notes”) for a like principal amount of Alion Science and Technology Corporation’s 10 1/4% Senior Notes due 2015 which have been registered under the Securities Act of 1933 (the “Exchange Notes”). Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.
     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.
     The aggregate face amount of Outstanding Notes held by you for the account of the undersigned is (fill in amount):
          $                     of the Outstanding Notes.
     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):
☐	to tender the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered) (if any): $ .

☐	not to tender any Outstanding Notes held by you for the account of the undersigned.
     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:
•	the Exchange Notes acquired in exchange for Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the undersigned;

•	the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of Exchange Notes within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

•	neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Alion Science and Technology Corporation, any of the guarantors of the Outstanding Notes or a broker-dealer tendering Outstanding Notes acquired directly from Alion Science and Technology Corporation;

•	the undersigned is a resident of the State of (fill in state or other jurisdiction) .
     If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it acknowledges that it will deliver a Prospectus in connection with any resale of such Exchange Notes.

     The undersigned authorizes you to bind the undersigned as set forth in the Letter of Transmittal and to take such other action as may be necessary to effect the valid tender of the Outstanding Notes held by you for the account of the undersigned.
SIGN HERE
Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(PLEASE PRINT)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: